                                                           REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            LUCENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                  22-3408857
    (State or other jurisdiction            (I.R.S. Employer Identification No.)
 of incorporation or organization)

                                600 MOUNTAIN AVE.
                          MURRAY HILL, NEW JERSEY 07974
                    (Address of Principal Executive Offices)

    LUCENT TECHNOLOGIES INC. LONG TERM SAVINGS PLAN FOR MANAGEMENT EMPLOYEES
          LUCENT TECHNOLOGIES INC. LONG TERM SAVINGS AND SECURITY PLAN
                                 (Name of Plan)


                                FLORENCE L. WALSH
                          VICE PRESIDENT AND TREASURER
                            LUCENT TECHNOLOGIES INC.
                               600 MOUNTAIN AVENUE
                          MURRAY HILL, NEW JERSEY 07974
                                 (908) 582-8500
 (Name, address and telephone number, including area code, of agent for service)


                  Please send copies of all communications to:
                                PAMELA F. CRAVEN
                              VICE PRESIDENT - LAW
                            LUCENT TECHNOLOGIES INC.
                               600 MOUNTAIN AVENUE
                          MURRAY HILL, NEW JERSEY 07974



                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------

              TITLE OF                    AMOUNT         PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
             SECURITIES                   TO BE         OFFERING PRICE PER   AGGREGATE OFFERING  REGISTRATION FEE
          TO BE REGISTERED              REGISTERED           SHARE(1)             PRICE(1)
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per        50,000,000(3)         $71.9063          $3,595,315,000     $1,060,617.93
share(2)

Common Stock, par value $.01 per        15,000,000(4)         $71.9063          $1,078,594,500     $  318,185.38
share(2)

Total...............................     65,000,000           $71.9063          $4,673,909,500     $1,378,803.31
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low sale prices of the Common Stock of Lucent Technologies Inc. on the New York Stock Exchange on May 14, 1998.

(2) Including the related Preferred Share Purchase Rights. No separate consideration will be received for the Preferred Share Purchase Rights, which initially will trade together with the Common Stock.

(3) Represents securities to be registered for sale in connection with the Lucent Technologies Inc. Long Term Savings Plan for Management Employees.

(4) Represents securities to be registered for sale in connection with the Lucent Technologies Inc. Long Term Savings and Security Plan.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents have been filed by Lucent Technologies Inc. (the "Company" or "Lucent"), the Lucent Technologies Inc. Long Term Savings Plan for Management Employees (the "Savings Plan") and the Lucent Technologies Inc. Long Term Savings and Security Plan (the "Savings and Security Plan" and, together with the Savings Plan, the "Plans") with the Securities and Exchange Commission (the "SEC") and are incorporated herein by reference (File No. 001-11639):

                  (1) Annual Report on Form 10-K for the fiscal year ended September 30, 1997.

                  (2) Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997 and March 31, 1998.

                  (3) Current Report on Form 8-K dated October 21, 1997, filed on October 22, 1997.

                  (4) The "Description of Capital Stock" section of the Company's Registration Statement on Form 10 filed with the SEC on February 26, 1996, as amended by Amendment No. 1 thereto filed on Form 10/A on March 12, 1996, Amendment No. 2 thereto filed on Form 10/A on March 22, 1996 and Amendment No. 3 thereto filed on Form 10/A on April 1, 1996.

                  (5) The Plans' Annual Reports on Form 11-K for the year ended December 31, 1996.

                  All documents, filed subsequent to the date hereof by the Company or the Plans with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by Lucent Technologies pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the SEC of Lucent Technologies' Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                  Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.


ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Certificate of Incorporation (the "Certificate") of the Company provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law (the "DGCL") as amended from time to time, for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise, prior to such amendment or repeal.

                  While the Certificate provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

                  The Certificate provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the Company pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Such rights are not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Company thereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

                  The Certificate also specifically authorizes the Company to maintain insurance and to grant similar indemnification rights to employees or agents of the Company. The directors and officers of Lucent Technologies are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933 (the "1933 Act"), which might be incurred by them in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.


ITEM 8.  EXHIBITS.

                  EXHIBIT
                  NUMBER

                    4               Restated Certificate of
                                    Incorporation, as amended. (Incorporated by reference to Exhibit 3(i) of the Current Report on Form 8-K dated July 18, 1996, File No. 001-11639).

                    5.1             Opinion of Pamela F. Craven,
                                    Vice President - Law of the registrant, as to the legality of the securities to be issued.

                    5.2(a) Internal Revenue Service Determination Letter for the Long Term Savings Plan for Management Employees.

                    5.2(b) Internal Revenue Service Determination Letter for the Long Term Savings and Security Plan.

                    23.1            Consent of Coopers & Lybrand L.L.P.

                    23.2            Consent of Pamela F. Craven is
                                    contained in the opinion of counsel filed as
                                    Exhibit 5.1.

                    24 Powers of Attorney executed by officers and directors who signed this registration statement.

         The changes required by the Internal Revenue Service in the Determination Letters filed as Exhibits 5.2(a) and (b) have been made.

ITEM 9.  UNDERTAKINGS.

                  (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                  Section 10(a)(3) of the 1933 Act;

                                    (ii) To reflect in the prospectus any facts
                  or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                                    (iii) To include any material information
                  with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  THE COMPANY

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Murray Hill, New Jersey, on the 15th day of May, 1998.


                                     LUCENT TECHNOLOGIES INC.

                                     By:/s/ James S. Lusk
                                        ------------------------------------
                                        Name:  James S. Lusk
                                        Title: Vice President and Controller


                  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in the capacities indicated on the date indicated.

Principal Executive Officer:                      #####
                                                      #
Richard A. McGinn          Chairman of the Board      #
                           and Chief Executive        #
                                Officer               #
                                                      #
Principal Financial Officer:                          #
                                                      #
Donald K. Peterson        Executive Vice President    #
                            and Chief Financial       #
                                Officer               #
                                                      #
Principal Accounting Officer:                         #
                                                      #
James S. Lusk              Vice President and         #### By: /s/ James S. Lusk
                              Controller              #
                                                      #        (James S. Lusk
Directors:                                            #       attorney-in-fact)*
                                                      #
         Paul A. Allaire                              #    *by power of attorney
         Carla A. Hills                               #
         Drew Lewis                                   #
         Richard A. McGinn                            #
         Paul H. O'Neill                              #    Date: May 15, 1998
         Donald S. Perkins                            #
         Henry B. Schacht                             #
         Franklin A. Thomas                           #
         John A. Young                            #####

                                   SIGNATURES


                  THE PLAN

                  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Morristown, State of New Jersey, on this 15th day of May, 1998.

                                             LUCENT TECHNOLOGIES INC. LONG TERM
                                             SAVINGS PLAN FOR MANAGEMENT
                                             EMPLOYEES



                                             By:  /s/ Raymond Polese
                                                  --------------------
                                                  Name:Raymond Polese
                                                  Title:Staff Manager

                                   SIGNATURES


                  THE PLAN

                  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Morristown, State of New Jersey, on this 15th day of May, 1998.

                                           LUCENT TECHNOLOGIES INC. LONG TERM
                                             SAVINGS AND SECURITY PLAN



                                           By:      /s/ Raymond Polese
                                                    -----------------------
                                                    Name: Raymond Polese
                                                    Title:Staff Manager

                                  EXHIBIT INDEX


EXHIBIT
NUMBER

4 Restated Certificate of Incorporation, as amended. (Incorporated by reference to Exhibit 3(i) of the Current Report on Form 8-K dated July 18, 1996, File No. 001-11639).

5.1 Opinion of Pamela F. Craven, Vice President - Law of the registrant, as to the legality of the securities to be issued.

5.2(a) Internal Revenue Service Determination Letter for the Long Term Savings Plan for Management Employees.

5.2(b) Internal Revenue Service Determination Letter for the Long Term Savings and Security Plan.

23.1     Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Pamela F. Craven is contained in the opinion of counsel filed as Exhibit 5.1.

24 Powers of Attorney executed by officers and directors who signed this registration statement.